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Shareholder Proxy: AlphaSimplex Funds	View in a browser

Shareholder Proxy: AlphaSimplex Funds

A special meeting of shareholders of the AlphaSimplex Global Alternatives Fund and the AlphaSimplex Managed Futures Strategy Fund (the “Funds”) has been scheduled for Thursday, March 9, 2023.

In October 2022, it was announced that Virtus Investment Partners, Inc. (“Virtus”) intends to acquire 100% of AlphaSimplex Group, LLC (“AlphaSimplex”) from Natixis Investment Managers and that Virtus will seek to adopt the Funds. The change is not expected to result in a change to the personnel responsible for the day-to-day portfolio management of the Funds.

Shareholders are being asked to approve an Agreement and Plan of Reorganization. If approved, shareholders of the Funds will become shareholders of Virtus AlphaSimplex Funds by effectively “exchanging” their existing shares for shares of the corresponding Virtus AlphaSimplex Fund. The Funds’ reorganization is expected to be tax-free to shareholders for federal income tax purposes. No gain or loss is expected to be realized as a result of the reorganization.

Every vote counts

Every vote is extremely important. Shareholders will be receiving a packet containing a proxy card and proxy statement. Please encourage your clients to vote their shares, whether or not they plan to attend the meeting. Di Costa Partners, a professional proxy solicitation firm, has been retained to assist the Funds in obtaining shareholder votes. If we do not receive enough votes to hold the meeting, we will be required to re-solicit shareholders.

If shareholders vote using the Internet, telephone or in person, they do not need to mail in their proxy card. If they would like to change their vote, they may do so by using their proxy card, Internet, or telephone or by voting in person.

FOR FINANCIAL PROFESSIONAL USE ONLY

Natixis Distribution, LLC is a limited purpose broker-dealer and the distributor of various registered investment companies for which advisory services are provided by affiliates of Natixis Investment Managers.

Natixis Distribution, LLC is located at 888 Boylston Street, Suite 800, Boston, MA 02199.

EM22-0123

5416357.1.1

Exp. 04/30/2023

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January 2023

Dear Financial Advisor:

A special meeting of shareholders of the AlphaSimplex Global Alternatives Fund and the AlphaSimplex Managed Futures Strategy Fund (the “Funds”) has been scheduled for Thursday, March 9, 2023.

In October 2022, it was announced that Virtus Investment Partners, Inc. (“Virtus”) intends to acquire 100% of AlphaSimplex Group, LLC (“AlphaSimplex”) from Natixis Investment Managers and that Virtus will seek to adopt the Funds. The change is not expected to result in a change to the personnel responsible for the day-to-day portfolio management of the Funds.

Shareholders are being asked to approve an Agreement and Plan of Reorganization. If approved, shareholders of the Funds will become shareholders of Virtus AlphaSimplex Funds by effectively “exchanging” their existing shares for shares of the corresponding Virtus AlphaSimplex Fund. The Funds’ reorganization is expected to be tax-free to shareholders for federal income tax purposes. No gain or loss is expected to be realized as a result of the reorganization.

Every vote counts

Every vote is extremely important. Shareholders will be receiving a packet containing a proxy card and proxy statement. Please encourage your clients to vote their shares, whether or not they plan to attend the meeting. Di Costa Partners, a professional proxy solicitation firm, has been retained to assist the Funds in obtaining shareholder votes. If we do not receive enough votes to hold the meeting, we will be required to re-solicit shareholders.

If shareholders vote using the Internet, telephone or in person, they do not need to mail in their proxy card. If they would like to change their vote, they may do so by using their proxy card, Internet, or telephone or by voting in person.

Sincerely,

David L. Giunta
President

5416357.1.1

SH407-0123

For Investment Professional Use Only

Natixis Distribution, LLC. is located at 888 Boylston St., Suite 800 Boston, MA 02199-8197.

888 Boylston Street, Suite 800, Boston, MA 02199-8197

im.natixis.com